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                                                                    EXHIBIT 99.1


                               ENDORSEMENT NO. 1

         Endorsement No. 1 dated April 30, 1996 to the Promissory Note dated March 14, 1995 (the "Note") in the principal amount of USD 7,000,000 from PATTERSON ENERGY, INC. (the "Borrower") in favor of THE CIT GROUP/EQUIPMENT FINANCING, INC. (the "Lender") under the Loan Agreement dated as of March 14, 1995, as amended by Amendment No. 1 dated as of April 30, 1996 (as so amended, the "Loan Agreement").

         The Note is hereby amended, effective the date hereof, as follows:

         1. The principal amount of the Note is hereby changed to USD 10,000,000 wherever it appears.

         2. Wherever and in each place the term "Loan Agreement" is used in the Note, such term shall be read to mean the Loan Agreement as amended by Amendment No. 1 to Loan Agreement dated as of April 30, 1996.

         3. Wherever and in each place the term "Note" is used in the Note, it shall be read to mean the Note as amended by this Endorsement No. 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Endorsement No. 1 the day and year first above written.

                                         PATTERSON ENERGY, INC.


                                         By:      /s/ Cloyce A. Talbott
                                            -----------------------------------
                                                  Chairman of the Board and
                                                  Chief Executive Officer


                                         THE CIT GROUP/EQUIPMENT
                                         FINANCING, INC.


                                         By:      /s/ Joseph M. Pitch
                                            -----------------------------------
                                                  Vice President